SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2008

GEORESOURCES, INC.

(Exact name of registrant as specified in its charter)

COLORADO	0-8041	84-0505444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Cypress Station Drive, Suite 220

Houston, Texas 77090

(Address of principal executive offices) (Zip Code)

(281) 537-9920

(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 30, 2008, GeoResources, Inc. (the “Registrant”), through an affiliated limited partnership OKLA Energy Partners, LP (“OKLA”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with an unaffiliated company, B&W Operating, L.L.C., et al (the “Seller”) for the acquisition (the “Acquisition”) of certain oil and gas producing properties in Oklahoma (the “Interests”). Under the Purchase Agreement, the Interests will be purchased for a cash purchase price of $60.5 million, subject to adjustments at closing for normal operations activity and other customary purchase price adjustments (the “Purchase Price”). The Registrant, through a wholly owned subsidiary, will acquire 18.0% of the Interests, and OKLA will acquire 82.0% of the Interests. Catena Oil and Gas LLC (“Catena”), a wholly owned subsidiary of the Registrant, is the general partner of OKLA and a unit of General Electric is the limited partner. The limited partner owns 98% of OKLA and Catena owns 2%. The Registrant will fund its portion and Catena’s portion of the Purchase Price of approximately $13.0 million with cash.

The properties covered by the Acquisition include more than 200 producing wells in multiple fields across Oklahoma and more than 90 drilling locations mostly classified as proved undeveloped. Current production is approximately 90 percent natural gas.

The Purchase Agreement contains representations and warranties, covenants, and indemnifications that are customary for transactions of this type. The Purchase Agreement also contains a non-compete clause, whereby the Seller may not compete with OKLA within a certain area around the boundary of the Interests for a two-year period, subject to certain exceptions. Closing of the Acquisition contemplated under the Purchase Agreement is conditioned upon a number of customary closing conditions. The parties anticipate to close the Acquisition the first week of June.

SECTION 7– REGULATION FD

ITEM 7.01 REGULATION FD DISCLOSURE.

On June 2, 2008, the Registrant issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is furnished with this report as Exhibit 99.1, and is incorporated herein by reference.

The information in this report is being furnished, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits:

The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	GeoResources, Inc. Press Release dated June 2, 2008.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORESOURCES, INC

By:	/s/ Frank A. Lodzinski
Frank A. Lodzinski, President

Date: June 5, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	GeoResources, Inc. Press Release dated June 2, 2008.